                                                                     EXHIBIT 4.3

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO A

REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(E) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

         The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

                        COVAD COMMUNICATIONS GROUP, INC.

                    3% Convertible Senior Debentures Due 2024

CUSIP: 222814AQ8
ISSUE DATE: March 10, 2004                        Principal Amount: $125,000,000

         COVAD COMMUNICATIONS GROUP, INC., a Delaware corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of One Hundred and Twenty-Five Million dollars ($125,000,000), on March 15, 2024.

         Interest Rate: 3% per year.

         Interest Payment Dates: March 15 and September 15 of each year, commencing September 15, 2004.

         Interest Record Date: March 1 and September 1 of each year.

         Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 10, 2004                       COVAD COMMUNICATIONS
                                            GROUP, INC.

                                            By: /s/ Mark Richman
                                                --------------------------------
                                                Name: Mark Richman
                                                Title: Executive Vice President
                                                and Chief Financial Officer

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By
  ----------------------------------
Authorized Signatory

Dated: March 10, 2004

                           REVERSE OF GLOBAL SECURITY

                    3% Convertible Senior Debentures Due 2024

         This Security is one of a duly authorized issue of 3% Convertible Senior Debentures Due 2024 (the "SECURITIES") of Covad Communications Group, Inc., a Delaware corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of March 10, 2004 (the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE"). The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       INTEREST.

         The Securities shall bear interest on the principal amount thereof at a rate of 3% per year. The Company shall also pay Liquidated Damages as set forth in the Registration Rights Agreement.

         Interest will be payable semi-annually on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30 day months.

         The Company will pay Interest to a person other than the Securityholder of record on the Interest Record Date if the Company elects to redeem, or Securityholders elect to require the Company to repurchase, the Securities on a date that is after a Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company will pay accrued and unpaid Interest on the Securities being redeemed or purchased to, but not including, the Redemption Date or the Change of Control Purchase Date, as the case may be, to the same person to whom it will pay the principal of those Securities.

         If the principal amount of any Security, or any accrued and unpaid Interest or Liquidated Damages, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 3.01 of the Indenture and
Section 5 hereof, upon the date set for payment of the Repurchase Price pursuant to Section 3.07 of the Indenture and Section 6 hereof upon the date set for payment of the Change in

Control Purchase Price pursuant to Section 3.08 of the Indenture and Section 6 hereof, upon the Stated Maturity of the Securities, upon the Interest Payment Dates or upon the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 3% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on each Interest Payment Date, or, if earlier, the date such overdue amount is paid.

2.       METHOD OF PAYMENT.

         Except as provided below, the Company shall pay Interest on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holder of such Security and (iii) any Certificated Security having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holder of any such Security.

         At Stated Maturity, the Company will pay Interest on Certificated Securities at the Company's office or agency in New York City.

         Subject to the terms and conditions of the Indenture, the Company will make payments in respect of Redemption Prices, Change of Control Purchase Prices and at Stated Maturity on (i) Global Securities, to DTC in immediately available funds and (ii) any Certificated Security, to the Holder who surrenders such Security at the office or agency of the Company in New York City. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

         If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity or earlier Redemption Date, Repurchase Date or Change Of Control Purchase Date) of a Security falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day. If the Stated Maturity, Redemption Date, Repurchase Date or Change Of Control Purchase Date of a Security would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity, Redemption Date, Repurchase Date or Change Of Control Purchase Date to such next succeeding Business Day.

3.       [Reserved]

4.       INDENTURE.

         The Securities are senior unsecured obligations of the Company limited to $125,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

5.       REDEMPTION AT THE OPTION OF THE COMPANY.

         No sinking fund is provided for the Securities. Beginning on March 20, 2009, the Company, at its option, may redeem the Securities in accordance with the Article 3 of the Indenture for cash at any time as a whole, or from time to time in part, at a redemption price (the "REDEMPTION PRICE") equal to the principal amount of the Securities to be redeemed together in each case with accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on the Securities redeemed to (but excluding) the Redemption Date.

         In no event will any Security be redeemable at the option of the Company before March 20, 2009.

6.       PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

         On March 15, 2009, March 15, 2014 and March 15, 2019 (each, a "REPURCHASE DATE"), Holders may require the Company to repurchase for cash any outstanding Securities for which the Holder has properly delivered and not withdrawn a written Repurchase Notice, subject to certain additional conditions, at a Repurchase Price equal to 100% of the principal amount of the Securities plus accrued and unpaid Interest and Liquidated Damages, if any, to the Repurchase Date.

         Holders may submit their Securities for repurchase to the paying agent, which will initially be the Trustee, at any time from the opening of business on the date that is 20 Business Days prior to the Repurchase Date until the close of business on the Repurchase Date.

         At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to offer to purchase all or any portion of the Securities held by such Holder within 30 days (which purchase shall occur on a Business Day specified by the Company that is 30 Business Days after the date the Company gives notice of the Change of Control pursuant to the Indenture) after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to the principal amount of those Securities plus accrued and unpaid Interest, and Liquidated Damages, if any, on those Securities up to (but excluding) the Change of Control Purchase Date. The Change of Control Purchase Price shall be paid in cash, subject to the terms and conditions of the Indenture.

         Holders have the right to withdraw any Change of Control Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         If cash sufficient to pay the Change of Control Purchase Price of all Securities or portions thereof to be purchased as of the Change of Control Purchase Date is deposited with the Paying Agent, on the Business Day following the Change of Control Purchase Date, Interest and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) immediately after such Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Purchase Price upon surrender of such Security.

7.       NOTICE OF REDEMPTION.

         Notice of redemption pursuant to Section 3.01 of the Indenture and
Section 5 of this Security will be mailed, as provided in the Indenture, at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, immediately on and after such Redemption Date Interest, and Liquidated Damages, if any, will cease to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

8.       CONVERSION.

         Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion; provided, however, the Company may satisfy its obligation with respect to any demand for conversion by delivering Common Stock, cash or a combination of cash and Common Stock.

         A Security in respect of which a Holder has delivered a Purchase Notice or a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Purchase Notice or a Change of Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

         The initial Conversion Rate is 315.04 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest, if any. Instead, such amount shall be deemed paid by the cash or shares of Common Stock delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock the record date for which is prior to the date of conversion, except as set forth in the Indenture.

         No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

         If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Security into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

9.       [Reserved]

10.      PAYING AGENT, CONVERSION AGENT, REGISTRAR AND CALCULATION AGENT.

         Initially, the Trustee will act as Paying Agent, Conversion Agent, Registrar and Calculation Agent. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or Calculation Agent without notice, other than notice to the Trustee; provided that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or Calculation Agent.

11.      DENOMINATIONS; TRANSFER; EXCHANGE.

         The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

12.      PERSONS DEEMED OWNERS.

         The registered Holder of this Security may be treated as the owner of this Security for all purposes.

13.      UNCLAIMED MONEY OR SECURITIES.

         The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

14.      AMENDMENT; WAIVER.

         Subject to certain exceptions set forth in Section 9.02 of the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. The Company and the Trustee may amend the Indenture or the Securities without the consent of the Holders in the circumstances specified in Section 9.01 of the Indenture.

15.      DEFAULTS AND REMEDIES.

         If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest, and accrued and unpaid Liquidated Damages, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

16.      TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.      CALCULATIONS IN RESPECT OF SECURITIES.

         The Company or its agents will be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amounts of Liquidated Damages, if any, accrued on the Securities. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Securities. The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

19.      NO RECOURSE AGAINST OTHERS.

         A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

20.      AUTHENTICATION.

         This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

21.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

22.      GOVERNING LAW.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

23.      COPY OF INDENTURE.

         The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

         COVAD COMMUNICATIONS GROUP, INC.
         110 Rio Robles
         San Jose, CA 95134
         Attn:  General Counsel

24.      REGISTRATION RIGHTS.

         The Holders of the Securities are entitled to the benefits of a Resale Registration Rights Agreement, dated as of March 10, 2004, between the Company and Banc of America Securities LLC, as representative of the initial purchasers named therein, including the receipt of Liquidated Damages upon a Registration Default (as defined in such agreement). The Company shall make payments of Liquidated Damages on the Liquidated Damages Payment Dates (as defined in the Registration Rights Agreement), but otherwise in accordance with the provisions set forth herein for the payment of Interest.

ASSIGNMENT FORM                                         CONVERSION NOTICE
To assign this Security, fill in the form               To convert this Security into Common Stock
below:                                                  of the Company, check the box [  ]

I or we assign and transfer this Security to            To convert only part of this Security,
____________________________________________            state the principal amount to be converted
____________________________________________            (which must be $1,000 or an integral
(Insert assignee's soc. sec. or tax ID no.)             multiple of $1,000):

____________________________________________            If you want the stock certificate made out
____________________________________________            in another person's name fill in the form
____________________________________________            below:
(Print or type assignee's name, address
and zip code)                                           __________________________________________
                                                        __________________________________________
                                                        (Insert the other person's soc. sec.
and irrevocably appoint                                 tax ID no.)

_________________________________ agent to              __________________________________________
transfer this Security on the books of the              __________________________________________
Company. The agent may substitute another               __________________________________________
to act for him.                                         __________________________________________
                                                        __________________________________________
                                                        (Print or type other person's name,
                                                        address and zip code)

Date: ___________________ Your Signature: ______________________________________
________________________________________________________________________________

     (Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed

_____________________________________

Participant in a Recognized Signature

Guarantee Medallion Program

By:__________________________________
         Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

Initial Principal Amount of Global Security: $125,000,000

                 Amount of        Amount of          Principal
                Increase in      Decrease in         Amount of
                 Principal        Principal           Global            Notation by
                 Amount of        Amount of        Security After       Registrar or
                  Global           Global           Increase or           Security
Date             Security         Security           Decrease            Custodian
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------
------------------------------------------------------------------------------------